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                         Notice of Guaranteed Delivery
                                      for
                            Tender of Common Shares
                                       of
                           Fingerhut Companies, Inc.
                   (Not to Be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing common shares (the "Shares") of Fingerhut Companies, Inc. are not immediately available or time will not permit all required documents to reach Norwest Bank Minnesota, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer To Purchase), or the procedures for delivery by book- entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer To Purchase.

                        The Depositary for the Offer is:
                          Norwest Bank Minnesota, N.A.

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          By Mail:                 By Hand in New York:        By Hand/Overnight Courier:
Norwest Bank Minnesota, N.A.   The Depositary Trust Company   Norwest Bank Minnesota, N.A.
     Shareowner Services            Transfer Agent Drop            Shareowner Services
  Reorganization Department     55 Water Street - 1st Floor    161 North Concord Exchange
       P.O. Box 64858          New York, New York 10041-0099    South St. Paul, MN 55075
   St. Paul, MN 55164-0858
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                           By Facsimile Transmission:
                                 (651) 450-4163
              To Confirm Receipt of Notice of Guaranteed Delivery:
                                 (651) 450-4110

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Bengal Subsidiary Corp., a direct, wholly owned subsidiary of Federated Department Stores, Inc., on the terms and subject to the conditions set forth in the Offer To Purchase, dated February 18, 1999 (the "Offer To Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer To Purchase.

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Number of Shares: _________________

Certificate No(s). (if available):
___________________________________

If Share(s) will be tendered by book-entry transfer, check the box.

    / / The Depository Trust Company

Account Number: __________________

Date: ___________________ Area Code and Telephone Number(s): ___________________

Name(s) of Record Holder(s): ___________________________________________________
                                 (PLEASE PRINT)

Signature(s): __________________________________________________________________

Address(es): _________________________________  ________________________________
                                                                   (ZIP CODE)
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

                                   GUARANTEE

                    (Not to be used for signature guarantee)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member at the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above (i) the certificates representing all tendered Shares, in proper form for transfer, or a Book Entry Confirmation (as defined in Section 3 of the Offer To Purchase) with respect to such Shares, together with the properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees, or (ii) in the case of a book-entry transfer of Shares, an Agent's Message (as defined in Section 2 of the Offer To Purchase), and all other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof. A "NYSE trading day" is any day on which the NYSE is open for business.

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Name of Firm: ------------------------------------------------------------------------------
                                                           AUTHORIZED SIGNATURE

Address: ------------------------------------  Name: --------------------------------------
                                               PLEASE TYPE OR PRINT

--------------------------------------------   Title:
                                               ----------------------------------------
                                     ZIP CODE

Area Code and Tel. No.:                        Dated: , 1999
----------------------
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE DELIVERED ONLY WITH THE LETTER OF TRANSMITTAL.
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